August 28, 2017

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey 08873

Re: Registration Statement on Form S-3 (No. 333-210391)

Ladies and Gentlemen:

We have acted as counsel to Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on April 14, 2016 of a registration statement on Form S-3 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on May 9, 2016. The Registration Statement relates to the proposed issuance and sale, from time to time, by the Company of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”). The Common Stock and Preferred Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and supplements to the prospectus.

Pursuant to the Registration Statement, the Company will issue and sell 36,500 shares of Preferred Stock (the “Shares”), all of which will be sold pursuant to that certain Placement Agency Agreement, dated as of August 25, 2017 (the “Placement Agency Agreement”), by and between the Company and H.C. Wainwright & Co., LLC.

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the prospectus, dated May 9, 2016, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Prospectus”); the preliminary prospectus supplement, dated August 24, 2017, filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated August 25, 2017, filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the preliminary and final prospectus supplements are together referred to herein as the “Prospectus Supplement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all

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signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, Prospectus and Prospectus Supplement; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

MAZZEO SONG P.C.
/s/ David S. Song